Exhibit 10.38(d)

NEW CENTURY MORTGAGE CORPORATION

NC CAPITAL CORPORATION

Seller

AND

CDC MORTGAGE CAPITAL INC.

Buyer

AMENDMENT NO. 4

Dated as of February 12, 2004

TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of June 23, 2003

AMENDMENT NO. 4 (this “Amendment”), dated as of February 12, 2004, by and among New Century Mortgage Corporation (“NCMC”), NC Capital Corporation (“NCCC” and, together with NCMC, the “Seller”), and CDC Mortgage Capital Inc. (“Buyer”), to the Second Amended and Restated Master Repurchase Agreement, dated as of June 23, 2003, by and among Seller and Buyer, as amended (the “Agreement”).

RECITALS

WHEREAS, Seller and Buyer have entered into the Agreement;

WHEREAS New Century Financial Corporation, the guarantor of the obligations of the Seller pursuant to the Agreement (“Guarantor”) desires to invest in Carrington Mortgage Credit Fund I, L.P. (the “Fund”), as a limited partner, and in Carrington Capital Management, LLC (“Management LLC”), the manager of the Fund (collectively, the “Investments”); and

WHEREAS, Seller has requested the Buyer to agree to amend certain provisions of the Agreement as set forth in this Amendment in connection with the Investments. The Buyer hereto is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

Section 1. Amendments.

(a) Section 11(d) of the Agreement shall be amended by (i) deleting the word “and” at the end of clause (2), (ii) substitute “.” with “;” at the end of clause (3), and (iii) adding the following new clauses at the end of the section:

“(4) Guarantor may invest in the Fund and Management LLC; and

(5) Fund may conduct businesses contemplated in its Amended and Restated Agreement of Limited Partnership dated as of February 6, 2004 (the “Limited Partnership Agreement”).”

(b) Section 11(s) of the Agreement shall be amended by (i) deleting the word “and” at the end of clause (13), (ii) adding the word “and” at the end of clause (14), and (iii) adding the following new clause at the end of the section:

“(15) In case of the Guarantor, the Indebtedness incurred by the Fund in implementing its investment strategies.”

(c) Section 11(t) of the Agreement shall be amended by (i) deleting the word “and” at the end of clause (12), (ii) substitute “.” with “;” at the end of clause (13), and (iii) adding the following new clauses at the end of the section:

“(14) in the case of Guarantor, Investments in the Fund and Management LLC; and

(15) in the case of Fund, investments permitted under the Limited Partnership Agreement.”

(d) Section 11(u) of the Agreement shall be amended by (i) deleting the word “and” in front of clause (v), and (ii) adding the following before “and (b)”:

“and (vi) the Fund,”

Section 2. Effectiveness of the Amendment. The Amendment shall become effective upon receipt by the Buyer of evidence satisfactory to the Buyer that this Amendment has been executed and delivered by the Seller.

Section 3. Ratification of Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed and the Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

Section 4. Representations and Warranties. To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Repurchase Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

Section 5. No Other Amendments. Except as expressly amended hereby, the Agreement and the other Repurchase Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 7. Expenses. The Seller agrees to pay and reimburse the Buyer for all of the out-of-pocket costs and expenses incurred by the Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of its attorneys.

Section 8. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CDC MORTGAGE CAPITAL INC., as Buyer under the Agreement		NEW CENTURY MORTGAGE CORPORATION, as Seller under the Agreement

By:	/s/ Anthony Malanga	By:	/s/ Kevin Cloyd

	Name: Anthony Malanga		Name: Kevin Cloyd
	Title: Managing Director		Title: Senior Vice President

NC CAPITAL CORPORATION, as Seller under the Agreement

By:	/s/ Kathy Lynch	By:	/s/ Kevin Cloyd

	Name: Kathy Lynch		Name: Kevin Cloyd
	Title: Director		Title: President

The undersigned guarantor hereby consents and agrees to the foregoing Amendment:

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Patrick Flanagan

Name: Patrick Flanagan
Title: Executive Vice President